UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2013

VOIS Inc.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 E. Willow St.

Long Beach, CA 90806

(Address of principal executive offices, including zip code)

(858) 481-0423

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03       Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2013, the Board of Directors and shareholders owning a majority of the issued and outstanding shares of the Company’s common stock approved an action to increase the number of authorized shares of the Company’s common stock from 1,000,000,000 to 3,000,000,000. On May 17, 2013, the Secretary of State of the State of Florida accepted the Company’s Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”) effectuating the increase in the Company’s authorized common stock.

The foregoing description of the Articles of Amendment is qualified in its entirety by the text of the Articles of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits

3.1	Articles of Amendment to the Articles of Incorporation of VOIS Inc., filed with the Florida Secretary of State on May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

By:	/s/ Kerry Driscoll
Kerry Driscoll President and Chief Executive Officer

Date: May 23, 2013